Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Second Quarter 2026 Financial Results and Updates Full Year 2026 Financial Guidance

•
Second quarter revenue of $204 million, a year-over-year increase of 12% as reported and 13% organic
•
GAAP operating income increased 1% year-over-year while adjusted operating income increased 55%
•
Raising both FY26 organic revenue growth guidance to 10.5%-13.5% and adjusted EPS to $2.03-$2.09

WALTHAM, Mass., July 28, 2026 -- Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its second quarter of 2026, covering the three-month period ended June 30, 2026. The Company is also providing updated financial guidance for the full year 2026.

Olivier Loeillot, President and Chief Executive Officer of Repligen said, “We were very pleased to deliver 13% organic growth in the second quarter, reflecting sequential acceleration and continued market outperformance. This reflects the strength and diversification of our portfolio and our disciplined execution. The order momentum from the first quarter continued into the second quarter. Our strong first half results and improved line of sight to the second half give us the confidence to increase our full year guidance.”

Mr. Loeillot continued, “The announcement of our definitive agreement to acquire BioLife Solutions is a key milestone in our company’s journey. We believe this fast-tracks our cell therapy leadership, with a transaction that is accretive to our revenue growth, margin, and adjusted EPS.”

BUSINESS HIGHLIGHTS

•
Announced Definitive Agreement to Acquire BioLife Solutions. The financially compelling transaction strengthens Repligen’s position in cell therapy by adding a differentiated, deeply embedded consumables platform with recurring revenue, commercial-stage exposure, and strong customer workflow integration.
•
New Repligen Training & Innovation Center (“RTIC”). Opened a new RTIC at our OPUS® Pre-packed Chromatography Columns manufacturing facility in Breda, the Netherlands.
•
2025 Sustainability Report. Published our 2025 Sustainability Report “Driving Sustainable Growth Together”, highlighting the company’s progress across a range of initiatives supporting responsible business practices, workforce development, community engagement, and strong corporate governance.

FINANCIAL PERFORMANCE

Q2 2026 Financial Performance (compared to prior year periods except as noted)

All adjusted figures are non-GAAP and, except for earnings per share (“EPS”), are rounded to the nearest million, and are reconciled in the tables included later in this press release.

•
Q2 reported revenue was $204 million, compared to $182 million, an increase of 12% as reported and 13% organic.
•
GAAP Results. Q2 income from operations was $14 million, compared to $14 million. Q2 EPS was $0.09 on a fully diluted basis, compared to $0.26.
•
Adjusted Results. Q2 adjusted income from operations was $34 million, compared to $22 million. Q2 adjusted EPS was $0.54 on a fully diluted basis, compared to $0.37.

MARGIN SUMMARY

GAAP Margins	Q2 2026	Q2 2025	Q2-YTD 2026	Q2-YTD 2025
Gross Margin	53.9%	51.0%	54.8%	52.4%
Operating (EBIT) Margin	6.8%	7.6%	7.5%	5.8%
Net Income Margin	2.5%	8.2%	3.3%	5.9%

Adjusted (non-GAAP) Margins	Q2 2026	Q2 2025	Q2-YTD 2026	Q2-YTD 2025
Gross Margin	53.9%	51.1%	54.6%	52.3%
Operating (EBIT) Margin	16.7%	12.0%	16.0%	12.9%
Net Income Margin	15.1%	11.6%	14.5%	12.3%
EBITDA Margin	21.4%	17.6%	21.0%	18.5%

Cash, cash equivalents and marketable securities at June 30, 2026, were $810 million, compared to $768 million at December 31, 2025.

FINANCIAL GUIDANCE FOR FULL YEAR 2026

All adjusted figures are non-GAAP

Our financial guidance for the full year 2026 is based on expectations for our existing business. Our Adjusted (non-GAAP) guidance excludes the impact of any potential or pending business acquisitions in 2026, and future fluctuations in foreign currency exchange rates.

CURRENT GUIDANCE
(at July 28, 2026)
FY 2026	Adjusted (non-GAAP)
Total Reported Revenue	$813M - $835M
Reported Growth	10% - 13%
Organic Growth	10.5% - 13.5%
Gross Margin	53.7% - 54.2%
Income from Operations	$128M - $134M
Operating Margin	15.7% - 16.0%
Other Income (Expense)	~$19M
Adjusted EBITDA Margin	20.6% - 21.0%
Tax Rate on Pre-Tax Income	~22%
Net Income	$115.5M - $118.5M
Earnings Per Share - Diluted	$2.03 - $2.09

Total reported revenue guidance reflects less than 50 basis points of benefit from foreign currency and approximately one-point headwind primarily from the divestiture of Polymem.

Conference Call and Webcast Access

Repligen will host a conference call and webcast today, July 28, 2026, at 8:00 a.m. ET, to discuss second quarter 2026 financial results, corporate developments and financial guidance for 2026. The conference call will be accessible by dialing toll-free (833) 461-5787 for domestic callers and (585) 542-9983 for international callers. The meeting ID is: 768981187. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. The webcast will be archived for a period of time following the live event. You can access the replay on the Investor Relations section of the Company’s website.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that enable efficiencies in the process of manufacturing biological drugs. We are “inspiring advances in bioprocessing” for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our focus areas are Filtration and Fluid Management, Chromatography, Process Analytics and Proteins. Our corporate headquarters are located in Waltham, Massachusetts, and the majority of our manufacturing sites are in the U.S., with additional key sites in Estonia, Germany, Ireland, the Netherlands and Sweden. For more information about the Company see our website at www.repligen.com, and follow us on LinkedIn.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (“GAAP”), the following Adjusted (“non-GAAP”) measures of financial performance are included in this release: organic revenue and organic revenue growth; adjusted gross profit and adjusted gross margin; adjusted income from operations and adjusted operating margin; organic adjusted operating margin year-over-year change; adjusted net income and adjusted net income margin; adjusted earnings per share (diluted); adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA margin. The Company provides the impact of foreign currency translation, to enable determination of revenue and margin growth rates at constant currency. To calculate the impact of foreign currency translation, the Company converts the reported amounts from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior year periods.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition, integration and divestiture costs; restructuring charges including the costs of severance and accelerated depreciation among other non-cash charges; inventory step-up costs and adjustments; transformation costs including incremental, non-recurring expenses for discrete strategic projects that are designed to deliver long-term benefits, including improvements to enhance productivity and enable company growth that do not meet the definition of restructuring; contingent consideration related to the Company’s acquisitions; intangible amortization costs; non-cash interest expense related to the accretion of the debt discount; amortization of debt issuance costs related to Company’s convertible debt; foreign currency impact of certain intercompany loans; loss on sale of business; and, the related impact on tax of non-GAAP charges.

These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded. Additionally, for a project to be considered transformational, the project expenses are expected to bring long-term growth, profitability improvements and defined process and technology improvements. Our transformation initiative is multi-year but each project has a discrete, defined timeline. Further, organic adjusted operating margin year-over-year change excludes the effect of adjustments above, as well as the impact of mergers, acquisitions and divestitures and foreign exchange. This measure is used by the Company in periods of acquisition because the timing, size and number of such transactions and their related impact on the financial statements may vary and make comparison of long-term results difficult.

All reconciliations of above GAAP figures to adjusted (non-GAAP) figures are detailed in the tables included later in this press release. Certain prior year amounts have been reclassified to conform with the current year presentation. When analyzing the Company’s operating performance and guidance, investors should not consider non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP.

The Company does not provide GAAP financial measures on a forward-looking basis as the Company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort. The Company cannot reasonably predict items including, but not limited to, the timing and amount of future restructuring and cost-savings actions or transformation, acquisition and integration related costs. These items are generally uncertain and are not indicative of ongoing operations of the business, and the impact could be material to our results in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements, which are made pursuant to and in reliance upon the safe harbor provisions of federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which do not describe historical facts, including, among others, any express or implied statements or guidance regarding current or future financial performance and position, including our 2026 financial guidance and related assumptions; expected demand in the markets in which we operate; and the expected performance of our business and momentum across our portfolio, are based on management’s current expectations and beliefs and are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, our ability to successfully grow our bioprocessing business; our ability to manage through and predict headwinds; the risk that we have assumed that markets and franchises will improve and grow as predicted; our ability to achieve our 2026 financial guidance; our ability to develop and commercialize products and the market acceptance of our products; our ability to complete the proposed acquisition of BioLife Solutions, including the anticipated timing and completion of the transaction, the expected benefits and synergies of the transaction, the ability to integrate the businesses, and the Company’s expectations regarding the future performance of the combined company; our ability to successfully integrate any acquired businesses and relevant personnel in a timely manner or at all, and to achieve the expected benefits of such acquisitions; the risk that demand for our products could decline, which could adversely impact our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing companies; risks around the Company’s effectiveness of disclosure controls and procedures and the effectiveness of our internal control over financial reporting;

our compliance with all U.S. Food and Drug Administration and European Medicines Evaluation Agency regulations; our volatile stock price; the impact of tariffs on our business, and other risks and uncertainties detailed in Repligen’s filings with the U.S. Securities and Exchange Commission (the Commission), including our Annual Report on Form 10-K for the year ended December 31, 2025 and in subsequently filed reports with the Commission, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any subsequent filings made with the Commission, which are available at the Commission’s website at www.sec.gov. Actual results may differ materially from those Repligen contemplated by these forward-looking statements, which reflect management’s current views, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and are based only on information currently available to us. Repligen cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Repligen disclaims any obligation to update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Repligen Contact:

Jacob Johnson

VP, Investor Relations

(781) 419-0204

investors@repligen.com

REPLIGEN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except share data)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$606,783	$566,021
Marketable securities	203,666	201,607
Accounts receivable, net of allowances of $3,099 and $2,767 at June 30, 2026 and December 31, 2025, respectively	157,710	158,587
Inventories, net	186,604	170,458
Prepaid expenses and other current assets	45,791	40,712
Total current assets	1,200,554	1,137,385
Property, plant and equipment, net	167,513	186,614
Intangible assets, net	357,622	386,147
Goodwill	1,104,183	1,114,408
Deferred tax assets	700	694
Operating lease right of use assets	115,559	119,538
Other noncurrent assets	4,049	4,913
Total assets	$2,950,180	$2,949,699
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$33,233	$30,010
Operating lease liabilities	19,318	21,559
Contingent consideration	3,025	5,049
Accrued liabilities	77,080	79,208
Total current liabilities	132,656	135,826
Convertible Senior Notes due 2028, net	551,046	542,213
Deferred tax liabilities	16,778	22,496
Noncurrent operating lease liabilities	120,578	126,176
Noncurrent contingent consideration	—	1,304
Other noncurrent liabilities	17,090	15,555
Total liabilities	838,148	843,570
Stockholders' equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value; 80,000,000 shares authorized; 56,427,067 shares at June 30, 2026 and 56,325,429 shares at December 31, 2025 issued and outstanding	564	563
Additional paid-in capital	1,661,665	1,651,849
Accumulated other comprehensive loss	(19,786)	(2,531)
Retained earnings	469,589	456,248
Total stockholders’ equity	2,112,032	2,106,129
Total liabilities and stockholders’ equity	$2,950,180	$2,949,699

REPLIGEN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Product	$204,085	$182,329	$398,296	$351,466
Royalty and other revenue	43	37	87	72
Total revenue	204,128	182,366	398,383	351,538
Costs and operating expenses:
Cost of goods sold	94,091	89,371	180,062	167,172
Research and development	14,417	13,970	28,875	26,084
Selling, general and administrative	76,618	70,906	153,154	141,612
Restructuring activities and other charges	2,718	2,162	4,214	4,135
Change in fair value of contingent consideration	2,308	(7,939)	2,162	(7,939)
Total costs and operating expenses	190,152	168,470	368,467	331,064
Income from operations	13,976	13,896	29,916	20,474
Other income (expense), net:
Investment income	6,431	6,585	12,773	13,899
Interest expense	(5,663)	(5,354)	(11,241)	(10,604)
Amortization of debt issuance costs	(421)	(414)	(840)	(827)
Loss on sale of business	103	—	(13,660)	—
Other (expense) income, net	(273)	3,502	(1,023)	3,216
Other income (expense), net	177	4,319	(13,991)	5,684
Income before income taxes	14,153	18,215	15,925	26,158
Income tax provision	9,145	3,349	2,584	5,462
Net income	$5,008	$14,866	$13,341	$20,696
Earnings per share:
Basic	$0.09	$0.26	$0.24	$0.37
Diluted	$0.09	$0.26	$0.24	$0.37
Weighted average common shares outstanding:
Basic	56,418	56,234	56,387	56,179
Diluted	56,638	56,510	56,661	56,509

REPLIGEN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, amounts in thousands)
	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net income	$13,341	$20,696
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,824	38,785
Amortization of debt discount and issuance costs	8,833	8,158
Loss on sale of business	13,660	—
Stock-based compensation	16,335	15,648
Deferred income taxes, net	(4,775)	(2,569)
Change in fair value of contingent consideration	2,162	(7,939)
Net unrealized foreign exchange gain	(119)	(12,253)
Operating lease right of use asset amortization	9,486	9,169
Other adjustments and non-cash items	(1,815)	12,444
Changes in operating assets and liabilities, excluding impact of acquisitions:
Accounts receivable	(4,362)	(15,158)
Inventories	(20,158)	(824)
Prepaid expenses and other current assets	(5,962)	(176)
Other noncurrent assets	1,894	(1,547)
Accounts payable	6,112	(8,277)
Accrued liabilities	(527)	(2,995)
Operating lease liabilities	(13,358)	(9,804)
Noncurrent liabilities	1,490	256
Total cash provided by operating activities	61,061	43,614
Cash flows for investing activities
Acquisitions, net of cash acquired	—	(69,954)
Divestiture proceeds, net of cash divested	3,637	—
Purchases of marketable securities	(130,698)	—
Maturities of marketable securities	132,000	—
Additions to capitalized software costs	(972)	(1,371)
Purchases of property, plant and equipment	(10,044)	(10,664)
Sale of property, plant and equipment	—	42
Total cash used in investing activities	(6,077)	(81,947)
Cash flows for financing activities
Proceeds from exercise of stock options	94	1,464
Payment of tax withholding obligation on vesting of restricted stock	(6,612)	(7,170)
Payment of earnout consideration	(5,225)	(9,455)
Total cash used in financing activities	(11,743)	(15,161)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(456)	4,994
Net increase (decrease) in cash, cash equivalents and restricted cash	42,785	(48,500)
Cash, cash equivalents and restricted cash, beginning of period	$566,021	$757,355
Cash, cash equivalents and restricted cash, end of period	$608,806	$708,855

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, amounts in thousands, except percentage and earnings per share data)

In all tables below, totals may not add due to rounding

Reconciliation of Total Revenue (GAAP) Growth to Organic Revenue Growth (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
TOTAL REPORTED REVENUE (GAAP) GROWTH	12%	15%	13%	13%
Acquisition and divestiture revenue	1%	(2)%	1%	(1)%
Currency exchange	0%	(2)%	(1)%	0%
ORGANIC REVENUE GROWTH (NON-GAAP)	13%	11%	12%	11%

Reconciliation of Income from Operations (GAAP) to Adjusted Income from Operations (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
INCOME FROM OPERATIONS (GAAP)	$13,976	$13,896	$29,916	$20,474
ADJUSTMENTS TO INCOME FROM OPERATIONS (GAAP):
Acquisition, integration and divestiture costs	2,127	4,282	4,818	10,315
Restructuring activities and other charges (1)	2,718	2,198	4,214	4,171
Transformation costs (2)	2,949	(1,409)	3,078	(2,293)
Intangible amortization	9,547	10,204	19,341	19,325
Contingent Consideration	2,308	(7,939)	2,162	(7,939)
Inventory step-up charges	—	577	—	577
Other(4)	379	102	379	686
ADJUSTED INCOME FROM OPERATIONS (NON-GAAP)	$34,004	$21,911	$63,908	$45,316
OPERATING (EBIT) MARGIN (GAAP)	6.8%	7.6%	7.5%	5.8%
ADJUSTED OPERATING (EBIT) MARGIN (NON-GAAP)	16.7%	12.0%	16.0%	12.9%

Reconciliation of Operating (EBIT) Margin Growth to Organic Adjusted Operating Margin Growth (Non-GAAP)

	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026
OPERATING (EBIT) MARGIN (GAAP) YEAR-OVER-YEAR CHANGE	(0.8)%	1.7%
Acquisition, integration and divestiture costs	(1.3)%	(1.7)%
Restructuring activities and other charges (1)	0.1%	(0.1)%
Transformation costs (2)	2.2%	1.4%
Intangible amortization	(0.9)%	(0.6)%
Contingent Consideration	5.5%	2.8%
Inventory step-up charges	(0.3)%	(0.2)%
Other(4)	0.1%	(0.1)%
ADJUSTED OPERATING (EBIT) MARGIN (NON-GAAP) YEAR-OVER-YEAR CHANGE	4.6%	3.2%
Impact of mergers, acquisitions, and divestitures	(0.4)%	0.5%
Currency exchange	(0.1)%	(0.4)%
ORGANIC ADJUSTED OPERATING MARGIN (NON-GAAP) YEAR-OVER-YEAR CHANGE	4.1%	3.3%

Reconciliation of Net Income (GAAP) to Adjusted Net Income (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
NET INCOME (GAAP)	$5,008	$14,866	$13,341	$20,696
ADJUSTMENTS TO NET INCOME (GAAP):
Acquisition, integration and divestiture costs	2,127	4,282	4,818	10,315
Restructuring activities and other charges (1)	2,718	2,198	4,214	4,171
Transformation costs (2)	2,949	(1,409)	3,078	(2,293)
Intangible amortization	9,547	10,204	19,341	19,325
Contingent Consideration	2,212	(11,053)	2,064	(11,053)
Inventory step-up charges	—	577	—	577
Non-cash interest expense	4,161	3,827	8,235	7,574
Amortization of debt issuance costs	421	414	840	827
Foreign currency impact of certain intercompany loans (3)	618	—	1,508	—
Loss on sale of business	(103)	—	13,660	—
Other(4)	379	102	379	686
Tax effect of non-GAAP charges	740	(2,853)	(13,547)	(7,429)
ADJUSTED NET INCOME (NON-GAAP)	$30,777	$21,155	$57,931	$43,396
NET INCOME MARGIN (GAAP)	2.5%	8.2%	3.3%	5.9%
ADJUSTED NET INCOME MARGIN (NON-GAAP)	15.1%	11.6%	14.5%	12.3%

Reconciliation of EPS (GAAP) to EPS (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
EPS (GAAP) - DILUTED	$0.09	$0.26	$0.24	$0.37
ADJUSTMENTS TO EPS (GAAP) - DILUTED:
Acquisition, integration and divestiture costs	0.04	0.08	0.09	0.18
Restructuring activities and other charges (1)	0.05	0.04	0.07	0.07
Transformation costs (2)	0.05	(0.02)	0.05	(0.04)
Intangible amortization	0.17	0.18	0.34	0.34
Contingent Consideration	0.04	(0.20)	0.04	(0.20)
Inventory step-up charges	—	0.01	—	0.01
Non-cash interest expense	0.07	0.07	0.15	0.13
Amortization of debt issuance costs	0.01	0.01	0.01	0.01
Foreign currency impact of certain intercompany loans (3)	0.01	—	0.03	—
Loss on sale of business	(0.00)	—	0.24	—
Other(4)	0.01	0.00	0.01	0.01
Tax effect of non-GAAP charges	0.01	(0.05)	(0.24)	(0.13)
ADJUSTED EPS (NON-GAAP) - DILUTED	$0.54	$0.37	$1.02	$0.77

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
NET INCOME (GAAP)	$5,008	$14,866	$13,341	$20,696
ADJUSTMENTS:
Investment income	(6,431)	(6,585)	(12,773)	(13,899)
Interest expense	5,663	5,354	11,241	10,604
Amortization of debt issuance costs	421	414	840	827
Income tax (benefit) provision	9,145	3,349	2,584	5,462
Depreciation	9,515	9,850	19,483	19,405
Intangible amortization	9,547	10,231	19,341	19,380
EBITDA (NON-GAAP)	$32,868	$37,479	$54,057	$62,475
OTHER ADJUSTMENTS:
Acquisition, integration and divestiture costs	2,127	4,282	4,818	10,315
Restructuring activities and other charges (1)	2,718	2,198	4,214	4,171
Transformation costs (2)	2,949	(1,409)	3,078	(2,293)
Contingent Consideration	2,212	(11,053)	2,064	(11,053)
Inventory step-up charges	—	577	—	577
Foreign currency impact of certain intercompany loans (3)	618	—	1,508	—
Loss on sale of business	(103)	—	13,660	—
Other(4)	379	102	379	686
ADJUSTED EBITDA (NON-GAAP)	$43,768	$32,176	$83,778	$64,878
NET INCOME MARGIN (GAAP)	2.5%	8.2%	3.3%	5.9%
ADJUSTED EBITDA MARGIN (NON-GAAP)	21.4%	17.6%	21.0%	18.5%

FOOTNOTES FOR ALL TABLES ABOVE:

(1)
Restructuring activities and other charges includes the costs of severance and accelerated depreciation among other non-cash charges. Charges for the three and six months ended June 30, 2026, consists of activities to simplify the global manufacturing footprint of the organization and align its workforce to support long-term company growth.
(2)
For the three and six months ended June 30, 2026, transformation costs include $3.8 million and $4.8 million, respectively, of expenses for discrete strategic projects that are designed to deliver long-term growth under our Transformation Office, partially offset by $0.8 million and $1.7 million, respectively, for the benefit received from the sale of inventory that had previously been reserved for as part of past restructuring plans. The three and six months ended June 30, 2025 includes a benefit of $1.4 million and $2.3 million, respectively, from the sale of inventory that had previously been reserved as part of past restructuring plans.
(3)
During the three and six months ended June 30, 2026 we recorded foreign currency losses on certain intercompany loans of $0.6 million and $1.5 million, respectively. This is recorded in other (expense), net within the condensed consolidated statements of operations.
(4)
Other charges for the three and six months ended June 30, 2026 includes other expenses that are non-indicative of our ongoing performance. The three and six months ended June 30, 2025 includes charges related to one-time events relating to a cybersecurity incident, net of insurance, and costs associated with the restatement of previously issued financial statements.